EXHIBIT 3.27

ARTICLES OF INCORPORATION

OF

THE STEARNS & FOSTER UPHOLSTERY FURNITURE COMPANY

THE UNDERSIGNED, desiring to form a corporation for profit, under Section 1701.01 et. seq. of the Ohio General Corporation Law, does hereby certify:

FIRST:  The name of said corporation shall be THE STEARNS & FOSTER UPHOLSTERY FURNITURE COMPANY.

SECOND:  The place in the State of Ohio where its principal office is to be located is 1501 Bond Court Building, 1300 East Ninth Street, Cleveland, Ohio 46114.

THIRD:  The purpose for which it is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98 inclusive of the Ohio General Corporation Law.

FOURTH:  The authorized number of shares of the corporation is 1000 shares of Common Stock, $1.00 par value per Share (the “Common Stock”).

FIFTH:  The amount of stated capital with which the corporation will begin business is One Thousand Dollars ($1000.00).

SIXTH:  The following provisions are hereby agreed to for the purpose of defining, limiting and regulating the exercise of the authority of the corporation, or of the directors, or of all of the shareholders:

The corporation may in its regulations confer powers upon its board of directors in addition to the powers and authorities conferred upon it expressly by Sections 1701.01 et. seq. of the Ohio General Corporation Law.

Any meeting of the shareholders or the board of directors may be held at any place within or without the State of Ohio in the manner provided for in the regulations of the corporation.

Any amendments to the articles of incorporation may be made from time to time, and any proposal or proposition requiring the action of shareholders may be authorized from time to time by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the corporation.

SEVENTH:  The corporation reserves the right to amend, alter, change or repeat any provision contained in its articles of incorporation, in the manner now or hereafter prescribed by Sections 1701.01 et seq. of the Ohio General Corporation Law, and all rights conferred upon shareholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, I have hereunto subscribed my name this 27th day of November, 1984.

/s/ Thomas L. Smudz

(Name of Incorporator)
THOMAS L. SMUDZ

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Original Appointment of Statutory Agent

The undersigned, being at least a majority of the incorporators of The Stearns & Foster Upholstery Furniture Company, hereby appoint Perry E. Doermann to be statutory agent upon whom any process, notice or demand required or permitted by statute to be served upon the corporation may be served.

The complete address of the agent is: 1501 Bond Court Building, 1300 East Ninth Street, Cleveland, Cuyahoga County, Ohio 44114.

Date:	September 21, 1984	/s/ Thomas L. Smudz
Thomas L. Smudz

Incorporated

Incorporated

Incorporated

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CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS TO ARTICLES OF

THE STEARNS & FOSTER UPHOLSTERY FURNITURE COMPANY

(Name of Corporation)

645107

(charter number)

Kenneth L. Walker, who is the V.P., General Counsel & Secretary of the above named Ohio corporation organized for profit, does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐

a meeting of the shareholders was duly called and held on                  , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise      % of the voting power of the corporation,

☒	In a writing signed by all the shareholders who would be entitled to notice of a meeting held or that purpose, the following resolution to amend the articles was adopted:

RESOLVED, that the Articles of Incorporation of The Stearns & Foster Upholstery Furniture Company (the “Company”) be amended to change the name of the Company from The Stearns & Foster Upholstery Furniture Company to:  North American Bedding Company.

RESOLVED, that the Company’s Articles of Incorporation be amended by deleting from the First Article the name of “The Stearns & Foster Upholstery Furniture Company” and substituting therefor the name “North American Bedding Company”.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto subscribed his name on April 27, 2001.

Signature:	/s/ Kenneth L. Walker
Title:	Vice President, General Counsel & Secretary

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